EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

CytRx Corporation

Los Angeles, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-208803, 333-215252 and 333-217184 and 333-223808) and Form S-8 (Nos. 333-68200, 333-93305, 333-123339, 333-163212 and 333-212934) of CytRx Corporation of our report dated March 24, 2021, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ Weinberg & Co.

Los Angeles, California
March 24, 2021